POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each
of Chad W. Coulter and Paul Van Haren, acting individually, as the undersigned's true and lawful attorney-in-fact to:
(1)  execute for and on behalf of the undersigned, in
the undersigned's capacity as an executive officer and/or director of Delphi Financial Group, Inc. (the "Company"), Forms 3, 4 and 5 (or any analogous form), including amendments, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and an application for EDGAR access on Form ID;
(2)  do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 or Form ID (or any analogous form) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including but not limited to brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
(4) take any other action of any type whatsoever in connection with the foregoing which, in the judgment of such attorney-in-fact, may be in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned in no longer required to file Forms 3, 4 and 5 (or any analogous form) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of June, 2011.

/s/ STEPHAN A. KIRATSOUS
_________________________

Stephan A. Kiratsous



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